UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2007
Health Fitness Corporation
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-25064 (Commission File Number)	41-1580506 (IRS Employer Identification No.)
3600 American Boulevard W., Suite 560
Minneapolis, Minnesota 55431
(Address of Principal Executive Offices and Zip Code)
(952) 831-6830
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(d)
On August 30, 2007, Health Fitness Corporation (the “Company”) announced that Curtis M. Selquist was appointed to its board of directors, effective on August 30, 2007. At this time, the board of directors has not determined board committee memberships for Mr. Selquist.
Mr. Selquist was not appointed to the Company’s board of directors pursuant to any arrangement or understanding between him and any other person. Mr. Selquist has not been a party to, nor has he had a direct or indirect material interest in, any transaction with the Company during our current or preceding fiscal year, nor is there any currently proposed transaction. In connection with his service as a director, Mr. Selquist will participate in the Company’s Board of Directors Compensation Plan. Accordingly, Mr. Selquist has received a fully vested grant of 20,000 shares of the Company’s Common Stock. Mr. Selquist also received a fully vested, non-qualified stock option grant of 15,000 shares under our Amended and Restated 2005 Stock Option Plan, with an exercise price equal to $3.05 per share, the fair market value of the Company’s Common Stock on the grant date. The option has a term of six years, subject to earlier termination following Mr. Selquist’s cessation of board service.
Item 8.01 Other Events.
On August 30, 2007, the Company issued a press release announcing the appointment of Mr. Selquist to its board of directors. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell Company Transactions. None.

(d)	Exhibits:

Exhibit 99.1 Press release dated August 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 4, 2007

HEALTH FITNESS CORPORATION
By	/s/ Wesley W. Winnekins
Wesley W. Winnekins
Chief Financial Officer

EXHIBIT INDEX
Health Fitness Corporation
Form 8-K Current Report

Exhibit Number	Description

99.1	Press release dated August 30, 2007.